United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.        )

Filed by the Registrant    ☒                                                     Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GALECTIN THERAPEUTICS INC.

(Name of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

October 19, 2020

Dear Stockholder:

You are cordially invited to attend the 2020 annual meeting of stockholders of Galectin Therapeutics Inc. The meeting will be held on Thursday, December 3, 2020 at 11:00 a.m., Eastern Standard Time. Due to the potential travel and community gathering impacts of the novel coronavirus outbreak (COVID-19), the Galectin Therapeutics is moving to an online-only format for the 2020 Annual Meeting. Stockholders will be able to listen, vote, and submit questions from their home or any remote location with internet connectivity. The 2020 Annual Meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. Information on how to participate in this year’s virtual meeting can be found on page 30.

The meeting will be held for the following purposes:

1.	To elect the eleven (11) nominees for director named in the accompanying proxy statement to hold office until the 2021 annual meeting of our stockholders.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

3.	To transact such other business as may properly come before the meeting or any adjournments of the 2020 Annual Meeting.

Only holders of the Company’s Common Stock or Series A 12% Convertible Preferred Stock of record as of October 13, 2020 are entitled to notice of and to vote at the 2020 Annual Meeting.

These items of business are more fully described in the proxy statement accompanying this letter.

The Company is pleased to save costs and help protect the environment by using the “Notice and Access” method of delivery for its proxy materials. Instead of receiving paper copies of our proxy materials, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”), in the mail, stockholders will receive a Notice Regarding the Availability of Proxy Materials, which provides an internet website address where stockholders can access electronic copies of the proxy materials.

Your vote is very important. Regardless of whether you plan to attend the 2020 Annual Meeting, please promptly vote your shares. You may vote your shares over the internet. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the 2020 Annual Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers About the Annual Meeting and Voting Rights on page 1 of the proxy statement.

In addition, the proxy statement contains other important information about Galectin Therapeutics, including information about the role and responsibilities of our Board of Directors and its committees, information about executive compensation, and information about the beneficial ownership of Galectin Therapeutics’ securities.

Sincerely yours,

Joel Lewis
President and Chief Executive Officer

GALECTIN THERAPEUTICS INC.

4960 Peachtree Industrial Blvd., Suite 240

Norcross, Georgia 30071

NOTICE OF THE 2020 ANNUAL MEETING OF STOCKHOLDERS

Time:	11:00 a.m. Eastern Standard Time on Thursday, December 3, 2020; Online access begins at 10:45 a.m. on December 3, 2020.

Place:	The Annual Meeting will be held virtually via the internet, at www.virtualshareholdermeeting.com/GALT2020.

Items of Business:	(1) To elect the eleven (11) nominees for director named in the proxy statement accompanying this Notice to serve until our 2021 annual meeting of stockholders.

(2) To ratify the selection by the Audit Committee of the Board of Directors of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

(3) To transact such other business as may properly come before the meeting or any adjournments of the meeting.

Who Can Vote:	You can vote if you were a stockholder of record of our Common Stock or our Series A 12% Convertible Preferred Stock, as of the close of business on October 13, 2019.

Proxy Materials:	You may access our Annual Report and this Notice and proxy statement at www.proxyvote.com and on our website at www.galectintherapeutics.com. Instructions on how to obtain a paper copies of the proxy materials are on page 29 of this notice.

Date of Mailing:	This Notice, the proxy statement and the form of proxy are first being made available to stockholders on or about October 19, 2020.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SUBMIT PROMPTLY VOTE YOUR SHARES BY FOLLOWING THE INSTRUCTIONS ON THE NOTICE CARD OR PROXY CARD.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting to be Held December 3, 2020.

The Letter to Stockholders, Notice of Meeting, Proxy Statement, and Annual Report on Form 10-K, are available at: www.proxyvote.com

By Order of the Board of Directors

Jack W. Callicutt
Chief Financial Officer and Corporate Secretary

GALECTIN THERAPEUTICS INC.

4960 Peachtree Industrial Blvd., Suite 240

Norcross, Georgia 30071

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on December 3, 2020

This proxy statement contains information about the 2020 annual meeting of stockholders (“2020 Annual Meeting”) of Galectin Therapeutics Inc. (referred to in this proxy statement as “Galectin”, “Galectin Therapeutics”, “the Company”, “we”, “our” or “us”). The 2020 Annual Meeting will be held virtually over the internet on Thursday, December 3, 2020, beginning at 11:00 a.m. Eastern Standard Time, at www.virtualshareholdermeeting.com/GALT2020. Online access begins at 10:45 a.m. on the date of the 2020 Annual Meeting. Due to the potential travel and community gathering impacts of the novel coronavirus outbreak (COVID-19), the Company is moving to an online-only format for the 2020 annual meeting. Stockholders will be able to listen, vote, and submit questions from their home or any remote location with internet connectivity. The 2020 Annual Meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. Information on how to participate in this year’s virtual meeting can be found on page 30.

This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the 2020 Annual Meeting and at any adjournment of that meeting. All proxies will be voted in accordance with the instructions they contain. If you do not specify your voting instructions on your proxy, it will be voted in accordance with the recommendations of our Board of Directors.

These proxy materials, together with our Annual Report to stockholders on Form 10-K for our 2019 fiscal year, are first being made available to stockholders on or about October 19, 2020 and are also available online at www.proxyvote.com and at www.galectintherapeutics.com. For ease of voting, stockholders are encouraged to vote using the Internet. We encourage you to access and review all of the important information in the proxy materials before voting.

Instructions on How to Attend the 2020 Annual Meeting

This year our annual meeting will be a virtual online-only meeting. There will be no physical meeting location. The meeting will only be conducted via live webcast. To participate in the 2020 Annual Meeting, visit www.virtualshareholdermeeting.com/GALT2020 and enter the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 10:45 a.m. Eastern Standard Time on December 3, 2020. The meeting will begin promptly at 11:00 a.m. Eastern Standard Time on December 3, 2020.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

If you want to submit question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/GALT2020, type your question into the “Ask a Question” field, and click “Submit.” Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to meeting matters and therefore will not be answered. The 2020 Annual Meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. If you encounter any difficulties accessing the 2020 Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page at www.virtualshareholdermeeting.com/GALT2020.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why is the annual meeting held in a virtual, online-only format this year?

We are holding our 2020 annual meeting in a virtual, online-only format this year due to the potential travel and community gathering impacts of the novel coronavirus outbreak (COVID-19). We believe that the virtual meeting format will facilitate stockholder attendance and participation at the annual meeting during the COVID-19 pandemic by enabling stockholders to participate remotely from any location.

What is the purpose of the annual meeting?

Our 2020 Annual Meeting will be held for the following purposes:

1.	To elect the eleven nominees named in this proxy statement for director to hold office until the 2021 annual meeting of our stockholders.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

3.	To transact such other business as may properly come before the meeting or any adjournments of the meeting.

Who can vote?

You may vote if you were a stockholder of Galectin Therapeutics as of the close of business on the record date, October 13, 2020. Shares outstanding on the record date are the following:

•	57,077,055 shares of common stock, par value $0.001 per share (“Common Stock”)

•	1,302,500 shares of Series A 12% Convertible Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”).

The shares of Series A Preferred Stock vote on an as-converted basis with the shares of Common Stock. The shares of our Series C Super Dividend Convertible Preferred Stock, par value $0.01 per share (“Series C Preferred Stock”) do not have voting rights prior to conversion to Common Stock. The shares of the Series A Preferred Stock and the Series C Preferred Stock are hereafter referred to as the “Preferred Stock”.

How many votes do I have?

Each share of our Common Stock that you own on the record date entitles you to one vote on each matter subject to a vote. Each share of Series A Preferred Stock that you own on the record date entitles you to one-sixth vote (i.e. six shares of Series A Preferred Stock equals one vote) on each matter that is submitted to a vote of holders of our Common Stock.

Directors and executive officers of Galectin Therapeutics own or control the voting of 16,541,461 shares of Common Stock or the common equivalent of voting Preferred Stock, representing approximately 29% of the total outstanding voting shares at the record date. We expect all of these shares will be voted FOR all of the proposals as described in this proxy statement.

How do I vote?

If you are the record holder of your shares, meaning that you own your shares in your own name and not through a bank or brokerage firm, you may vote as follows:

1.

You may vote by mail. You may vote by completing and signing the proxy card enclosed with this proxy statement (or by requesting a paper copy of the materials if you only received an electronic version) and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it from the United States. The shares you own will be voted according to your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our Board of Directors.

2.

You may vote by Internet prior to the 2020 Annual Meeting. You may vote over the Internet as instructed on the proxy card enclosed with this proxy statement and accessing www.proxyvote.com. The shares you own will be voted according to your instructions on the proxy card submitted electronically. If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our Board of Directors.

3.

You may vote during the 2020 Annual Meeting. If you attend the 2020 Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/GALT2020 at 11:00 a.m. Eastern Standard Time on December 3, 2020, you may vote during the 2020 Annual Meeting. You will need the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.

How does the Board of Directors recommend that I vote on the proposals?

The Board of Directors recommends that you vote:

FOR the election of each of the eleven nominees to serve as directors on the Board of Directors until our 2021 annual meeting of stockholders.

FOR the ratification of the selection of Cherry Bekaert LLP, as our independent registered public accounting firm for the 2020 fiscal year.

Is my vote important?

Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions in this proxy statement. Choose the way to vote that is the easiest and most convenient for you and cast your vote as soon as possible.

What if I return a proxy card but do not make specific choices?

Any proxy card returned without directions given will be voted (1) “FOR” the election of the nominees presented in this proxy statement to the Board of Directors, (2) “FOR” the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm to audit the financial statements for our 2020 fiscal year, and (3) as to any other business that may come before the 2020 Annual Meeting, in accordance with the judgment of the person or persons named in the proxy.

Will my shares be voted if I do not provide my proxy?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority to vote shares for which their customers do not provide voting instructions on certain “routine” matters.

The proposal to ratify the selection of Cherry Bekaert LLP as our independent auditor for fiscal year 2020 is considered a routine matter for which brokerage firms may vote shares for which they have not received voting instructions. The election of directors is not considered “routine” under applicable rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.”

Can I change my vote after I have mailed my proxy card or after I have voted my shares?

Yes. You can change your vote and revoke your proxy at any time before the polls close at the meeting by doing any one of the following things:

•	signing another proxy with a later date;

•

giving our Corporate Secretary, Jack W. Callicutt, written notice to that effect. He may be contacted at 4960 Peachtree Industrial Blvd., Suite 240, Norcross, GA 30071; telephone: 678-620-3186; e-mail: callicutt@galectintherapeutics.com;

•	voting again prior to the time at which the Internet voting facilities close by following the procedures applicable to that method of voting, as directed on the enclosed proxy card; or

•	attending the 2020 Annual Meeting virtually via the Internet and voting during the meeting.

How can I access the proxy materials over the internet?

You may view and also download our proxy materials, including the 2019 Annual Report, our Form 10-K for the year ended December 31, 2019, and the Notice by accessing www.proxyvote.com and on our website at www.galectintherapeutics.com

Who pays for the solicitation of Proxies?

The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors. We pay all costs to solicit these proxies. Our officers, directors and employees may solicit proxies but will not be additionally compensated for such activities. We are also working with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such institutions and persons. We will reimburse their reasonable expenses.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least one-third of the outstanding shares entitled to vote are represented by stockholders present at the meeting or by proxy. On the record date, there were 57,294,139 shares of Common Stock outstanding or deemed outstanding based on voting rights of Series A Preferred Stock on an as-converted basis. Thus, 19,098,046 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required for each item to pass?

Election of Directors. Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election. There are eleven nominees and eleven positions to be filled; this means that the eleven individuals receiving the most votes will be elected. Abstentions and broker non-votes will not be relevant to the outcome.

Ratification of independent registered public accounting firm. The votes cast “for” must exceed the votes cast “against” in order to ratify the selection of Cherry Bekaert LLP, as our independent registered public accounting firm. Abstentions will not be relevant to the outcome.

If your shares are held in street name and you do not provide voting instructions to your broker, bank or other nominee, your broker is entitled to vote your shares with respect to the proposal to ratify the selection of Cherry Bekaert LLP as our independent auditor for fiscal year 2020. Otherwise, they will be treated as broker non-votes and, except as noted above with respect to ratify the selection of Cherry Bekaert LLP as our independent auditor for fiscal year 2020, will not be counted for purposes of determining the outcome of a proposal. Abstentions and votes “withheld” are counted for the purpose of establishing a quorum.

What is “householding”?

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is called “householding.” This reduces the volume of duplicate information received at your household and helps to reduce costs. We may household your materials based on your prior express or implied consent. A number of brokerage firms have instituted householding. Once a stockholder has received notice from his or her broker that the broker will be householding communications to the stockholder’s address, householding will continue until the stockholder is notified otherwise or until one or more of the stockholders revokes his or her consent.

If you would like to receive your own set of our proxy statement and related materials now or in the future, or if you share an address with another Galectin Therapeutics stockholder and together both of you would like to receive only a single set of our proxy materials in the future, please contact your broker (if you hold your shares in “street name”). Be sure to indicate your name, the name of your brokerage firm or bank, and your account number(s). You can also request prompt delivery of a copy of the proxy statement and related materials by contacting our Corporate Secretary at Galectin Therapeutics, 4960 Peachtree Industrial Blvd., Suite 240, Norcross, GA 30071, Attention: Corporate Secretary; telephone: 678-620-3186; e-mail: callicutt@galectintherapeutics.com.

How and when may I submit a stockholder proposal for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing to our Corporate Secretary at 4960 Peachtree Industrial Blvd., Suite 240, Norcross, GA 30071. With respect to proposals made pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), the proposal must be received by our Corporate Secretary by June 19, 2021 for inclusion in our proxy statement and form of proxy. In addition, all stockholder proposals submitted outside of the stockholder proposal rules promulgated pursuant to Rule 14a-8 under the Exchange Act, including nominations of director candidates, must be received by our Corporate Secretary by no later than September 4, 2021 nor earlier than August 5, 2021, in order to be considered timely.

Notwithstanding the foregoing, if the date of the 2021 annual meeting of stockholders is scheduled to take place on a date that is more than 30 calendar days from the one year anniversary of the 2020 Annual Meeting of Stockholders, then we will promptly disclose, by filing a current report on Form 8-K, the date by which a nominating stockholder or nominating-stockholder group must submit a proposal to us (i) pursuant to Rule 14a-8 promulgated under the Exchange Act or (ii) outside of the stockholder proposal rules promulgated pursuant to Rule 14a-8 under the Exchange Act, including nominations of director candidates.

You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Where can I find the voting results?

We will report the voting results on Form 8-K within four business days after the end of our 2020 Annual Meeting of stockholders. If final voting results are not available to us in time to file a current report on Form 8-K within four business days after the 2020 Annual Meeting, we intend to file a current report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional current report on Form 8-K to publish the final results.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 1, 2020, certain information concerning the beneficial ownership of our Common Stock and Series A Preferred Stock by (i) each person known by us to own beneficially five percent (5%) or more of the outstanding shares of each class, (ii) each of our directors, new director nominee and named executive officers, and (iii) all of our executive officers, directors and new director nominee as a group. The table also sets forth, in its final column, the combined voting power of the voting securities on all matters presented to the stockholders for their approval at the 2020 Annual Meeting.

The number of shares beneficially owned by each 5% stockholder, director or executive officer is determined under the rules of the Securities and Exchange Commission, or SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares that the individual or entity has the right to acquire within 60 days after October 13, 2020 through the exercise of any stock option, warrant or other right, or the conversion of any security. Unless otherwise indicated, each person or entity has sole voting and investment power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Name and Address(1)	Shares of Common Stock Beneficially Owned(2)		Percent of Common Stock(3)	Shares of Series A Preferred Stock Beneficially Owned		Percent of Series A Preferred Stock(4)
5% Stockholders
James C. Czirr	13,610,095	(5)	21.4%	100,000		7.7%
10X Fund, L.P. (9)	12,098,687	(6)	19.3%	—		—
David Smith (8)	—		—	175,000		13.4%
Early Equities LLC (10)	—		—	100,000	(8)	7.7%
Richard E. Uihlein (12)	11,171,473	(13)	18.5%	—		—
Directors, New Director Nominee and Other Named Executive Officers
Gilbert F. Amelio, Ph.D.	159,614		*	—		—
James C. Czirr	13,610,095	(5)	21.4%	100,000		7.7%
Kary Eldred	881,575	(14)	1.5%	—		—
Kevin Freeman	840,451	(11)	1.5%	—		—
Joel Lewis	220,399		*	—		—
Gilbert S. Omenn, M.D., Ph.D.	218,496		*	50,000		3.8%
Marc Rubin, M.D.	88,146		*	—		—
Richard E. Uihlein	11,171,473	(13)	18.5%	—		—
Richard A. Zordani	15,353		*	—		—
Harold H. Shlevin, Ph.D.	331,706		*	—		—
Jack W. Callicutt	268,905		*	—		—
All executive officers and directors as a group (11 persons)	27,806,213	(7)	40.7%	150,000		11.5%

*	Less than 1%.
(1)	Except as otherwise indicated, the address for each named person is c/o Galectin Therapeutics Inc., 4960 Peachtree Industrial Blvd., Suite 240, Norcross, GA 30071.

(2)

Includes the following number of shares of our Common Stock issuable upon exercise of outstanding stock options granted to our named executive officers and directors that are exercisable within 60 days after October 1, 2020.

Directors, Nominees and Named Executive Officers	Options Exercisable Within 60 Days
Gilbert F. Amelio, Ph.D.	35,000
James C. Czirr	725,125
Kary Eldred	71,875
Kevin Freeman	134,839
Joel Lewis	110,083
Gilbert S. Omenn, M.D., Ph.D.	138,750
Marc Rubin, M.D.	74,565
Richard E. Uihlein	21,362
Harold Shlevin, Ph.D.	323,000
Jack Callicutt	264,706

All executive officers and directors as a group	1,899,305

(3)

For each named person and group included in this table, percentage ownership of our Common Stock is calculated by dividing the number of shares of our Common Stock beneficially owned by such person or group by the sum of (i) 57,077,055 shares of our Common Stock outstanding as of October 1, 2020 and (ii) the number of shares of our Common Stock that such person has the right to acquire within 60 days after October 1, 2020.

(4)	Based on 1,302,500 shares of Series A preferred stock outstanding as of October 1, 2020.
(5)

Includes (i) 6,366,434 common shares, and (ii) 5,732,253 common shares issuable upon exercise of warrants, as to which Mr. Czirr, in his capacity as a managing member of 10X Capital Management Fund, LLC, a Florida limited liability company and general partner of 10X Fund (referred to herein as 10X Management) has shared voting and investment power, and disclaims beneficial ownership; also includes 769,616 shares of Common Stock owned by Mr. Czirr, 725,125 shares issuable upon the exercise of vested stock options owned by Mr. Czirr, and 16,667 shares of our Common Stock issuable upon conversion of Series A preferred stock owned by Mr. Czirr

(6)	Includes (i) 6,366,434 common shares, and (ii) 5,732,253 common shares issuable upon exercise of warrants.
(7)

Includes (i) 5,732,253 common shares issuable upon exercise of warrants and (ii) 6,366,434 common shares owned by 10X Fund, as to which Mr. Czirr has voting and investment control but are counted one time for purposes of this total. For additional information about the beneficial ownership of our capital stock by Mr. Czirr, see note 5.

(8)

Mr. Smith is the manager of Early Equities LLC, a Connecticut limited liability company, and may be deemed to have voting and investment control over, but disclaims beneficial ownership of, the shares of Series A preferred stock.

(9)	Contact: c/o 10X Capital Management, LLC at Davis Gillett Mottern & Sims LLC attn: Bob Mottern 545 Dutch Valley Road, N.E., Suite A, Atlanta, GA 30309.
(10)	Contact: c/o David Smith 34 Shorehaven Road E., Norwalk, CT 06855.
(11)

Includes 565,711 shares of the Company’s Common Stock and warrants for the purchase of 75,432 shares of the Company’s Common Stock managed by Cross Consulting and Services, LLC, a Texas limited liability company, d/b/a Freeman Global Investment Counsel. Mr. Freeman, in his capacity as CEO of Freeman Global Investment Counsel, has voting and investment control over, but disclaims beneficial ownership of, these shares.

(12)	Contact: c/o Uline Corporation, 12575 Uline Drive, Pleasant Prairie, WI 53158
(13)

Includes (i) 7,930,393 shares of common stock, (ii) 3,136,384 common shares issuable upon the exercise of Common Stock purchase warrants, (iii) 83,334 common shares issuable upon conversion of Series C preferred non-voting stock, and (iv) 21,362 common shares issuable upon the exercise of common stock options.

(14)

Includes 44,915 shares of Common Stock and 16,869 Common Stock purchase warrants personally owned by Mr. Eldred, 431,527 shares of Common Stock and 311,964 Common Stock purchase warrants owned by two private foundations over which Mr. Eldred shares management control, and 4,425 shares of Common Stock held in a trust or for a minor child; however, Mr. Eldred disclaims beneficial ownership of the shares and warrants owned by such private foundations or trusts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than ten percent of our Common Stock, to file reports of ownership and changes of ownership of such securities with the SEC. All reports were timely filed during the fiscal year ended December 31, 2019.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Nominating and Corporate Governance Committee of our Board of Directors, or “Board”, has nominated eleven members currently serving on our Board, identified below, to be re-elected at the 2020 Annual Meeting to serve until the 2021 annual meeting of stockholders and until their respective successors are elected and qualified. James C. Czirr is being nominated by 10X Fund L.P., pursuant to contractual rights set forth in certain warrants to purchase Common Stock that 10X Fund L.P. holds. Each of the director nominees has agreed to serve on the Board, if elected.

Set forth below is information regarding the nominees, as of December 3, 2020, including their ages, positions with Galectin Therapeutics, recent employment and other directorships.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH NOMINEE.

The persons who have been nominated for election at the 2020 Annual Meeting to serve on our Board of Directors are named in the table below. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Company Nominees

Name	Age	Director Since
Gilbert F. Amelio, Ph.D. (2)(3)	77	2009
James C. Czirr	66	2009
Kary Eldred (1)	46	2018
Kevin D. Freeman (1)(2)(3)	59	2011
Joel Lewis	50	2017
Gilbert S. Omenn, M.D., Ph.D. (2)	79	2014
Marc Rubin, M.D. (3)	65	2011
Elissa J. Schwartz, Ph.D.	50	2020
Harold H. Shlevin, Ph.D.	71	2019
Richard E. Uihlein, Chairman	75	2017
Richard A. Zordani (1)	48	2020

(1)	Member of audit committee
(2)	Member of compensation committee
(3)	Member of nominating and governance committee

Nominees

Gilbert F. Amelio, Ph.D., a director since February 2009, began his career at Bell Labs in Murray Hill, New Jersey. Since January 1, 2012, Dr. Amelio has provided consulting and advisory services through GFA, LLC, a California limited liability company. He was a Senior Partner of Sienna Ventures (a privately held venture capital firm in Sausalito, California) from April 2001 until the fund closed per plan on December 31, 2011. Dr. Amelio was Chairman and Chief Executive Officer of Jazz Technologies, Inc. (now a wholly owned subsidiary of Tower Semiconductor Ltd., an independent specialty wafer foundry) from August 2005 until his retirement in September 2008 (when he was named Chairman Emeritus). Dr. Amelio was Chairman and Chief Executive Officer of Beneventure Capital, LLC (a full-service venture capital firm in San Francisco, California) from 1999 to 2005 and was Principal of Aircraft Ventures, LLC (a consulting firm in Newport Beach, California) from April 1997 to December 2004. Dr. Amelio was elected a Director of AT&T in February 2001 and had previously served as an Advisory Director of AT&T (then known as SBC Communications Inc.) from April 1997 to February 2001. He served as a Director of Pacific Telesis Group from 1995 until the company was acquired by AT&T in 1997. Prior to 1997, he served as Chairman, President and CEO of National Semiconductor (1991-1996) and Apple Computer (1996-1997). We believe Dr. Amelio’s qualifications to sit on our Board of Directors include his executive leadership and management experience, as well as his extensive experience with global companies, his financial expertise and his years of experience providing strategic advisory services to organizations.

James C. Czirr, is being nominated by 10X Fund L.P., pursuant to contractual rights set forth in certain warrants to purchase Common Stock that 10X Fund L.P. holds. Mr. Czirr has served as a director since February 2009, served as Chairman of the Board from February 2009 until January 2016 and Executive Chairman from February 2010 until January 2016, is a co-founder of 10X Fund, L.P. and is a managing member of 10X Capital Management LLC, the general partner of 10X Fund, L.P. Mr. Czirr was a co-founder of Galectin Therapeutics in July 2000. Mr. Czirr was instrumental in the early stage development of Safe Science Inc., a developer of anti-cancer drugs; served from 2005 to 2008 as Chief Executive Officer of Minerva Biotechnologies Corporation, a developer of nano particle bio chips to determine the cause of solid tumors; and was a consultant to Metalline Mining Company Inc., now known as Silver Bull Resources, Inc., (AMEX: SVBL), a mineral exploration company seeking to become a low cost producer of zinc. Mr. Czirr received a B.B.A. degree from the University of Michigan. We believe that Mr. Czirr is best situated to sit on our Board because he is the director who was a co-founder of the Company and is familiar with our business and industry.

Kary Eldred, is a director since 2018 and Chief Investment Officer for the Living Stones Foundation since July 2015 and has been an active private equity investor for many years. In these capacities, he serves and has served on a number of corporate boards of companies with potential for and driving toward initial public offerings and is currently serving as a board member in Buy It Installed (since 2017), Babywise and Wise King Media (since 2015). Kary Eldred also served on the board and audit committee of GCT Semiconductor. From January 2011 through October 2014, Mr. Eldred was CEO & Chairman of Altadona, S.A. a software integration company based in Europe and prior to that was a principal in Parakletos Ventures, an institutional venture capital firm with several investments in companies that went on to be acquired or become publicly listed on different exchanges around the world including the NASDAQ, KOSDAQ and the GEM market. Mr. Eldred has an Executive MBA from IE Business School and a BA in Foreign Service from Baylor University. We believe that Mr. Eldred’s qualifications to sit on our board include his experience serving on boards of several companies and experience in venture capital and private equity investing.

Kevin D. Freeman, a director since May 2011, holds the Chartered Financial Analyst designation and is Chief Executive Officer of Cross Consulting and Services, LLC, an investment advisory and consulting firm founded in 2004. He is also author of a New York Times best-selling book about the stock market and economy and the host of a television program (Economic War Room with Kevin Freeman) that airs on BlazeTV. Formerly he was Chairman of Separate Account Solutions, Inc. and held several offices at Franklin Templeton Investment Services from 1991 to 2000. He holds a B.S. in business administration from University of Tulsa, Tulsa, Oklahoma. We believe Mr. Freeman’s qualifications to sit on our Board of Directors includes his extensive financial expertise and his years of experience providing financial advisory services.

Joel Lewis, a director since 2017, became our President and Chief Executive Officer on September 2, 2020. Previously, he was the Managing Director of Shareholder Services at Uline, Inc. (a distributor of shipping, packaging and industrial supplies), a position he held from 2007 through 2019. Mr. Lewis is a financial executive with over 26 years of experience started his career in public accounting in 1992. Prior to his employment with Uline Inc., Mr. Lewis served as a Tax and Accounting Manager for Century America LLC from 2001 to 2006 and a Tax Manager for Deloitte & Touche from 1998 to 2001. After spending a decade in public accounting where he specialized in both financial reporting and taxation, Mr. Lewis migrated to privately held companies focusing on high net worth family businesses. Mr. Lewis has a wide range of expertise including working in a variety of industries and disciplines including taxation, restructuring, acquisition and private equity ventures.

Mr. Lewis is a registered CPA in the state of Illinois. He holds a B.S. in Accountancy from the University of Illinois and a Masters in Taxation from DePaul University. We believe that Mr. Lewis’ qualifications to sit on our Board include his business and financial expertise and his service as a board observer on our Board during 2017.

Gilbert S. Omenn, M.D., Ph.D., a director since September 2014, served on the board of directors of Amgen Inc. for 27 years and of Rohm & Haas Company for 22 years. He currently serves on the boards of Oncofusion Therapeutics and MedsynBio LLC of Ann Arbor, MI. Dr. Omenn is the Harold T. Shapiro Distinguished University Professor of Computational Medicine & Bioinformatics, Internal Medicine, Human Genetics, and Public Health and Director of the university-wide Center for Computational Medicine and Bioinformatics at the University of Michigan. Dr. Omenn served as executive vice president for medical affairs and as chief executive officer of the University of Michigan Health System from 1997 to 2002. Prior, he was dean of the School of Public Health and Community Medicine and professor of medicine and a Howard Hughes Medical Institute investigator at the University of Washington and Member of the Fred Hutchinson Cancer Research Center. Earlier he was Associate Director of the White House Office of Science and Technology Policy and of the Office of Management and Budget. He is the author of 600 research papers and scientific reviews and author/editor of 18 books. Dr. Omenn received his B.A. summa cum laude from Princeton University, M.D. magna cum laude from Harvard Medical School, and Ph.D. in genetics from the University of Washington. We believe Dr. Omenn’s qualifications to sit on our Board of Directors include his extensive executive leadership and management experience in the medical industry and his continuing cutting-edge research.

Marc Rubin, M.D, a director since October 2011 and Chairman of the Board from January 2016 through May 2018, is Executive Chairman of the Board of Directors of Titan Pharmaceuticals, Inc. (TTNP: OTC BB) and served as its President and Chief Executive Officer from October 2007 to January 2009. Until February 2007, Dr. Rubin served as Head of Global Research and Development for Bayer Schering Pharma, as well as a member of the Executive Committee of Bayer Healthcare and the Board of Management of Bayer Schering Pharma. Prior to the merger of Bayer Pharmaceuticals and Schering AG in June 2006, Dr. Rubin was a member of the Executive Board of Schering AG since joining the company in October 2003, as well as Chairman of Schering Berlin Inc. and President of Berlex Pharmaceuticals, a division of Schering AG. From 1990 until August 2003, Dr. Rubin was employed by GlaxoSmithKline where he held positions of responsibility in global clinical and commercial development overseeing programs in the United States, Europe, Asia and Latin America. From 2001 through 2003 at GlaxoSmithKline, he was Senior Vice President of Global Clinical Pharmacology & Discovery Medicine. Dr. Rubin holds an M.D. from Cornell University Medical College and is board certified in internal medicine with subspecialties in medical oncology and infectious diseases. Dr. Rubin is a member of the Board of Directors of Curis Inc. (Nasdaq: CRIS) and formerly served on the Board of Directors of Medarex, Inc., now a subsidiary of Bristol-Myers Squibb Company. We believe Dr. Rubin’s qualifications to sit on our Board of Directors include his extensive executive leadership and management experience in the pharmaceutical industry.

Elissa J. Schwartz, Ph.D., a director appointed by the board in September 2020, is a disease modeler who is currently a professor of biological sciences and mathematics at Washington State University (WSU). She received a PhD in Biomedical Sciences from Mount Sinai–NYU, a BA in Mathematics from UC Berkeley, and interdisciplinary postdoctoral training in Biomathematics and Biostatistics from UCLA. She is also affiliated with the WSU College of Veterinary Medicine in microbiology and pathology, and she is currently on the WSU COVID-19 modeling task force. Dr. Schwartz is the author of over 30 scientific publications on infectious disease, the immune response, and biological modeling. She serves on the Board of Directors for the Society for Mathematical Biology, and she previously served as a consultant for Pharmerit International, LP, a pharmaceutical economics company. Dr. Schwartz has held fellowships with the Mathematical Biosciences Institute (Ohio State University) and the African Institute for Mathematical Sciences (Cape Town, South Africa), and she served on the teaching faculty for courses in British Columbia, India, and Nepal. We believe Dr. Schwartz’ qualifications to sit on our Board of Directors include her extensive expertise in biomathematics and biostatistics in the pharmaceutical industry.

Harold Shlevin, Ph.D., retired from being our President and Chief Executive Officer on September 2, 2020, a position he had held since June 14, 2018; however, Dr. Shlevin has entered into a consulting agreement with the Company. Dr. Shlevin previously served as our Chief Operating Officer and Secretary from October 1, 2012. Dr. Shlevin previously had been employed at the Georgia Institute of Technology’s Advanced Technology Development Center as Principle and Manager of bioscience commercialization efforts since November 2009, where he has assisted faculty in identifying technology worthy of commercialization, catalyzed formation of new start-up bioscience companies, and mentored new company management. From October 2008 to November 2009, he served as Head of Operations and Commercial Development for Altea Therapeutics Corporation, an advanced drug delivery company focused on the delivery of therapeutic levels of water-soluble biotherapeutics and small drugs through the skin. At Altea, he was responsible for pharmaceutical research and development, clinical research, regulatory affairs, engineering, clinical and commercial manufacturing, quality assurance, information technology, facility operations and finance. From July 2006 to September 2008, Dr. Shlevin served as the President and Chief Executive Officer of Tikvah Therapeutics, Inc., a start-up pharmaceutical enterprise focused on later-stage development of neuroscience therapeutics. From May 2000 to January 2006, he served as President and CEO of Solvay Pharmaceuticals, Inc. (US). In January 2006, he was promoted to a global senior Vice President role within Solvay Pharmaceuticals, SA and member of the Board of Solvay Pharmaceuticals, SA. Previously, Dr. Shlevin served on the Board of Directors of Cardiome Pharma Corporation (NASDAQ: CRME), now known as Correvio Pharma Corp. (NASDAQ: CORV) from 2004 to June 2016. He was Chair of the Compensation Committee and member of the Corporate Governance Committee and Audit Committees. We believe Dr. Shlevin’s qualifications to sit on our Board of Directors include his extensive executive leadership and management experience in the pharmaceutical industry.

Richard E. Uihlein, a director since 2017 and Chairman since May 2018, co-founded Uline, Inc. (a leading distributor of shipping, packaging and industrial supplies) in 1980, and has served as its Chief Executive Officer and Chairman since its founding. Prior to founding Uline Inc., Mr. Uihlein was employed at General Bindings Corp., Northbrook, IL from 1967 to 1980. Mr. Uihlein graduated from Stanford University, Palo Alto, CA. with a BA degree in history in 1967. We believe Mr. Uihlein’s qualifications to sit on our Board includes his extensive executive leadership and management experience.

Richard A. Zordani, a director appointed by the board in September 2020, has been the Director of Shareholder Services at Uline, Inc. (a distributor of shipping, packaging and industrial supplies) since 2013. Prior to joining Uline, Mr. Zordani served as a Director and Vice President for Diversified Financial Management Corp. (Pritzker family office) where he advised on complex legal and tax structures for domestic and foreign entities and trusts from 2003 through 2013 and an Audit Manager for Altschuler, Melvoin & Glasser LLP (now RSM McGladrey) from 1996 through 2003. Mr. Zordani received his undergraduate degree from the University of Illinois at Urbana/Champaign and is a Registered CPA in the state of Illinois. We believe that Mr. Zordani’s qualifications to sit on our Board include his business and financial expertise.

EXECUTIVE OFFICERS

Joel Lewis, see above under Nominees.

Jack W. Callicutt, age 53, became our Chief Financial Officer on July 1, 2013. From August 2012 through June 2012, Mr. Callicutt was the Chief Financial Officer of REACH Health, Inc., a telemedicine technology company headquartered in Alpharetta, GA. From April 2010 through August 2012, Mr. Callicutt was the Chief Financial Officer of Vystar Corporation, a publicly traded company that holds proprietary technology to remove antigenic proteins from natural rubber latex. Prior to that Mr. Callicutt was Chief Financial Officer of IVOX, Inc., Tikvah Therapeutics and Corautus Genetics, a publicly traded biotechnology company which was developing gene therapy for treatment of cardiovascular disease. Mr. Callicutt previously spent more than fourteen years in public accounting, most recently as a senior manager at Deloitte, where he specialized in technology companies from 1989 to 2003. Mr. Callicutt is a Certified Public Accountant and graduated with honors from Delta State University with a B.B.A. in accounting and computer information systems.

Pol F. Boudes, M.D., age 63, became the Company’s Chief Medical Officer on March 2, 2020. Prior to joining the Company, Dr. Boudes served as the Chief Medical Officer of CymaBay Therapeutics from March 2014 through October 2019, where he worked on CymaBay’s proprietary NASH compound and was instrumental in inventing and launching programs in rare liver diseases. Prior to his time at CymaBay, Dr. Boudes served as the Chief Medical Officer of Amicus Therapeutics, a company focusing on rare lysosomal storage disorders. Following this experience, Dr. Boudes became a Board member of Protalix BioTherapeutics, a company developing plant cell expressed recombinant proteins with improved therapeutic profiles, notably for lysosomal disorders. Before his time working as a Chief Medical Officer, Dr. Boudes held positions of increased responsibilities in clinical development at Bayer HealthCare Pharmaceuticals, Wyeth Research, Hoffman-La Roche and Pasteur Merieux.

SIGNIFICANT EMPLOYEES

The following employees are not executive officers of the Company but make significant contributions to the Company.

J. Rex Horton, age 51, is the Company’s Vice President, Commercial Development, Regulatory Affairs and Quality Assurance and joined the Company in January 2013. Mr. Horton most recently was Director of Regulatory Affairs at Chelsea Therapeutics, where he successfully led the organization through its first NDA filing and favorable FDA Advisory Committee Meeting. In past leadership roles at Solvay Pharmaceuticals and Abbott Laboratories, he led approval efforts for key products including Androgel® Stickpack, Creon® Capsules and Luvox® CR Capsules. He has also provided chemistry, manufacturing and controls (CMC) regulatory leadership and support of INDs and NDAs, including Estrogel® and Androgel® Pump. Mr. Horton was a member of the executive leadership team that successfully implemented solutions to significant regulatory issues encountered by Solvay in its interactions with the FDA. Mr. Horton earned his Bachelor’s degree in industrial/manufacturing & systems engineering from The Georgia Institute of Technology. He is a member of the Regulatory Affairs Professional Society (RAPS), Drug Information Association (DIA) and American Association of Pharmaceutical Scientists (AAPS).

Eliezer Zomer, Ph.D., age 74, has been our Executive Vice President of Manufacturing and Product Development since the Company’s inception in 2000. Prior to joining our Company, Dr. Zomer had been the founder of Alicon Biological Control, where he served from November 2000 to July 2002. From December 1998 to July 2000, Dr. Zomer served as Vice President of Product Development at SafeScience, Inc. and Vice President of Research and Development at Charm Sciences, Inc. from June 1987 to November 1998. Dr. Zomer received a B. Sc. degree in industrial microbiology from the University of Tel Aviv in 1972, a Ph.D. in biochemistry from the University of Massachusetts in 1978 and undertook a post-doctoral study at the National Institute of Health.

Adam E. Allgood, Pharm.D., R.Ph, age 55, is our Vice President of Clinical Development and Clinical Operations and joined the Company on June 29, 2015. Dr. Allgood was most recently associate director of global pharmaceutical regulatory affairs at UCB Inc., a multinational biopharmaceutical company, from October 2011 to May 2015. His prior positions include leadership roles at Abbott Laboratories from February 2009 to September 2011 in regulatory affairs and Solvay Pharmaceuticals from January 1988 to January 2009 in clinical development and medical affairs, spanning a variety of therapeutic areas including gastroenterology, immunology, rheumatology, neurology, and women’s health. Dr. Allgood earned his Doctor of Pharmacy (Pharm.D.) degree summa cum laude from Mercer University College of Pharmacy and Health Sciences in Atlanta and is a Registered Pharmacist (R.Ph.). He is a member of the American Pharmacists Association (APHA), and the Association of the United States Army (AUSA). None of the directors, executive officers and key employees share any familial relationship.

CORPORATE GOVERNANCE

Board of Directors

We believe that good corporate governance is important to ensure that Galectin Therapeutics is managed for the long-term benefit of our stockholders. Our Board of Directors is responsible for establishing our corporate policies and overseeing the management of the Company. Senior management, including our President and Chief Executive Officer and Chief Financial Officer, are responsible for our day-to-day operations. The Board evaluates our corporate performance and approves, among other things, corporate strategies, objectives, operating plans, significant policies and major commitments of corporate resources. The Board also evaluates and elects our executive officers and determines their compensation.

Committees of the Board

Our Board has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. From time to time, the Board may also create various ad hoc committees for special purposes. The membership during the last fiscal year and the function of each of the Audit, Compensation, and Nominating and Corporate Governance committees are described below. The Board has determined that all of the members of each of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent as defined under the rules of the NASDAQ Stock Market, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act. The charters of each of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee are available on the Company’s website at www.galectintherapeutics.com.

Compensation Committee

The Compensation Committee met three times in 2019 in addition to meeting twice in joint meetings with the Nominating and Corporate Governance Committee. Dr. Gilbert S. Omenn (chair), Gilbert F. Amelio, Ph.D. and Joel Lewis were the members of the Compensation Committee in 2018. The Committee is responsible for reviewing and recommending compensation policies and programs, management and corporate goals, as well as salary and benefit levels for our executive officers and other significant employees. Its responsibilities include supervision and oversight of the administration of our incentive compensation and stock programs. As such, the Compensation Committee is responsible for administration of grants and awards to directors, officers, employees, consultants and advisors under the Galectin Therapeutics Inc. Amended and Restated 2009 Incentive Compensation Plan (the “2009 Incentive Compensation Plan”), and the predecessor Galectin Therapeutics Inc. 2001 Stock Incentive Plan and the 2003 Non-employee Director Stock Incentive Plan.

Audit Committee

The Audit Committee met five times in 2019. The members of this committee were Joel Lewis (chair), Kevin D. Freeman and Kary Eldred. The Audit Committee is responsible for oversight of the quality and integrity of the accounting, auditing and reporting practices of Galectin Therapeutics. More specifically, it assists the Board of Directors in fulfilling its oversight responsibilities relating to (i) the quality and integrity of our financial statements, reports and related information provided to stockholders, regulators and others, (ii) our compliance with legal and regulatory requirements, (iii) the qualifications, independence and performance of our independent registered public accounting firm, (iv) the internal control over financial reporting that management and the Board have established, and (v) our audit, accounting and financial reporting processes generally. The Committee is also responsible for review and approval of related-party transactions. The Board had determined that, Mr. Lewis is an “audit committee financial expert” within the meaning of SEC rules. Mr. Lewis was named chief executive officer and president on September 2, 2020, and concurrently, Mr. Richard A. Zordani was appointed to the board of directors. The Board determined that Mr. Zordani is an “audit committee financial expert” and he was named chair of the Audit Committee. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for, outside legal, accounting or other advisors as it deems necessary to carry out its duties.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee met five times in 2019. Gilbert F. Amelio, Ph.D. (chair), Marc Rubin and Kevin Freeman were the members of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board, recommending to the Board candidates for election or re-election as directors, and reviewing our governance policies in light of the corporate governance rules of the SEC. Under its charter, the Nominating and Corporate Governance Committee is required to establish and recommend criteria for service as a director, including matters relating to professional skills and experience, Board composition, potential conflicts of interest and manner of consideration of individuals proposed by management or stockholders for nomination. The Nominating and Corporate Governance Committee believes candidates for the Board should have the ability to exercise objectivity and independence in making informed business decisions; extensive knowledge, experience and judgment; the highest integrity; loyalty to the interests of Galectin Therapeutics and its stockholders; a willingness to devote the extensive time necessary to fulfill a director’s duties; the ability to contribute to the diversity of perspectives present in board deliberations, and an appreciation of the role of the corporation in society. The Committee will consider candidates meeting these criteria who are suggested by directors, management, stockholders and other advisers hired to identify and evaluate qualified candidates. This committee also monitors the ethical behavior of our employees, officers and directors.

Board Determination of Director Independence

Our board of directors has reviewed the materiality of any relationship that each of our directors has with the Company, either directly or indirectly. Based upon this review, our board has determined that all of our directors other than Mr. Czirr, Mr. Lewis and Dr. Shlevin are “independent directors” as defined by The NASDAQ Stock Market. Our board of directors also determined that Drs. Amelio, Rubin, and Mr. Freeman, who comprise our nominating and governance committee, all satisfy the independence standards for such committees established by the SEC and the NASDAQ Marketplace Rules, as applicable. With respect to our audit committee, our board of directors has determined that Messrs. Zordani, Freeman and Eldred satisfy the independence standards for such committee established by Rule 10A-3 under the Exchange Act, the SEC and the NASDAQ Marketplace Rules, as applicable. Furthermore, the Nominating and Corporate Governance Committee, with concurrence by the Board, has determined that Mr. Zordani is an “audit committee financial expert” within the meaning of SEC rules. With respect to our compensation committee, our board of directors has determined that Drs. Omenn and Amelio satisfy the independence standards for such committee established by Rule 10C-1 under the Exchange Act, the SEC and the NASDAQ Marketplace Rules, as applicable.

In making such determinations, the board of directors considered the relationships that each such non-employee director or director nominee has with our company and all other facts and circumstances the board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of our directors, our board of directors considered the association of each such non-employee director has with us and all other facts and circumstances our board of directors deemed relevant in determining independence.

Code of Ethics

We have adopted a Code of Ethics that applies to all our directors, officers and employees. The Code of Ethics is publicly available on our website at www.galectintherapeutics.com. Amendments to the Code of Ethics and any grant of a waiver from a provision of the Code of Ethics requiring disclosure under applicable SEC rules will be disclosed on our website.

Hedging Policy

At this time, the Company has not adopted a policy regarding the ability of officers, directors and employees to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities.

Policies with Respect to Transactions with Related Persons

The Nominating and Corporate Governance Committee and the Board have adopted a Code of Ethics, which is available at www.galectintherapeutics.com, that sets forth various policies and procedures intended to promote the ethical behavior of the Company’s employees, officers and directors. The Code of Ethics describes our policy on conflicts of interest.

The executive officers and the Board are also required to complete a questionnaire on an annual basis that requires them to disclose any related person transactions and potential conflicts of interest. The responses to these questionnaires are reviewed by outside corporate counsel, and, if a transaction is reported by an independent director or executive officer, the questionnaire is submitted to the Chairperson of the Audit Committee for review. If necessary, the Audit Committee will determine whether the relationship is material and will have any effect on the director’s independence. After making such determination, the Audit Committee will report its recommendation on whether the transaction should be approved or ratified by the entire Board.

Certain Relationships and Related Transactions

Except as set forth below, since the beginning of fiscal year 2019, we did not participate in any transactions in which any of the Company Nominees, Series B Directors or Series B Nominees, executive officers, any beneficial owner of more than 5% of our common stock, nor any of their immediate family members, had a direct or indirect material interest.

Our Audit Committee Charter requires that members of the Audit Committee, all of whom are independent directors, conduct an appropriate review of, and be responsible for the oversight of, all related party transactions on an ongoing basis. Except as set forth below, there were no related party transactions during the fiscal year ended December 31, 2019.

On December 19, 2017, the Company entered into a $10 million Line of Credit arrangement with Richard E. Uihlein, a director and shareholder. Originally, borrowings may be made by the Company through December 31, 2018. Borrowings bear interest at the Applicable Federal Rate for short term loans published by the Internal Revenue Service (2.7% in January 2019). All borrowings and interest are due on December 31, 2019 but may be prepaid without penalty. In connection with the Line of Credit agreement, the Company issued to Mr. Uihlein warrants to purchase 1 million shares of the Company’s common stock for $5 per share. Half of the warrants vested at closing of the Line of Credit and the other half vest ratably with borrowings under the agreement. As of the date of this Annual Report, there have been no borrowings under the Line of Credit.

On December 20, 2018, the Line of Credit arrangement was extended for one year for both borrowings and maturity. Further, on January 15, 2019, the Line of Credit arrangement was extended for an additional two years for both borrowings and maturity. After the second amendment to the Line of Credit arrangement, borrowings may be made through December 31, 2021 with repayment due on December 31, 2022. There was no additional consideration or benefits provided to Mr. Uihlein for any of the extensions of the Line of Credit.

Compensation Committee Interlocks and Insider Participation

None of our executive officers or directors serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

Director Nomination Process

The Nominating and Corporate Governance, or Nominating Committee, is responsible for, among other things, selection of candidates for the annual slate of directors other than nominees, if any, nominated by parties that have a contractual right to nominate persons for election. For the 2020 Annual Meeting, 10X Fund L.P., pursuant to its contractual right under warrants that it holds, nominated James C. Czirr, who has been a director since February 2009. Mr. Czirr’s nomination has been accepted by each of the Nominating Committee and the Board.

When identifying and evaluating candidates, the Nominating Committee first determines whether there are any evolving needs of the Board that require an expert in a particular field. The Nominating Committee may retain a third-party search firm to assist it in locating qualified candidates that meet the needs of the Board at that time. The search firm would provide information on a number of candidates, which the Nominating Committee discusses. The Nominating Committee chair and some or all of the members of the Nominating Committee, and the Chief Executive Officer, will interview potential candidates that the Nominating Committee deems appropriate. If the Nominating Committee determines that a potential candidate meets the needs of the Board, has the qualifications, and meets the independence standards required by NASDAQ rules, it will recommend the nomination of the candidate to the Board. It is the Nominating Committee’s policy to consider director candidates recommended by stockholders, if such recommendations are properly submitted to the Company. Stockholders wishing to recommend persons for consideration by the Nominating Committee as nominees for election to the Board can do so by writing to the Corporate Secretary of Galectin Therapeutics Inc. at 4960 Peachtree Industrial Blvd., Suite 240, Norcross, GA 30071. Recommendations must include the proposed nominee’s name, biographical data and qualifications, as well as a written statement from the proposed nominee consenting to be named and, if nominated and elected, to serve as a director. Recommendations must also follow the Company’s procedures for nomination of directors by stockholders (see the information under the subheadings “Nominating and Corporate Governance Committee” and “Criteria and Diversity”). The Nominating Committee will consider the candidate and the candidate’s qualifications in the same manner in which it evaluates nominees identified by the Nominating Committee. The Nominating Committee may contact the stockholder making the nomination to discuss the qualifications of the candidate and the stockholder’s reasons for making the nomination. The Nominating Committee may then interview the candidate if it deems the candidate to be appropriate. The Nominating Committee may use the services of a third-party search firm to provide additional information about the candidate prior to making a recommendation to the Board.

The Nominating Committee’s nomination process is designed to ensure that the Nominating Committee fulfills its responsibility to recommend candidates who are properly qualified to serve the Company for the benefit of all of its stockholders, consistent with the standards established by the Nominating Committee under our corporate governance principles. The Nominating Committee did not receive any director nominee recommendations from stockholders for the 2020 Annual Meeting.

Communication with the Board

The Board and management encourage communication from our stockholders. Stockholders who wish to communicate with our management should direct their communication to the Corporate Secretary of the Company, 4960 Peachtree Industrial Blvd., Suite 240, Norcross, GA 30071. Stockholders, or other interested parties, who wish to communicate with the non-management directors or any individual director should direct their communication c/o the Corporate Secretary at the address above. The Secretary will forward communications intended for the Board to the Chairman of the Nominating and Corporate Governance Committee of the Board, currently Dr. Amelio, or, if intended for an individual director, to that director. If multiple communications are received on a similar topic, the Secretary may, in his or her discretion, forward only representative correspondence. Any communications that are abusive, in bad taste or present safety or security concerns may be handled differently.

Board Leadership Structure

Our Board structure, which separates the positions of Chairman and Chief Executive Officer, allows the Chairman to focus on the management of the Board of Directors and the CEO to focus on the management of the Company and the research and clinical trials that it is undertaking. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside the Company and industry. Our Chief Executive Officer brings company-specific experience and expertise and a scientific background. The Board believes that the separation of the roles of the Chairman and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.

Executive Sessions

Pursuant to our corporate governance principles or as required by NASDAQ rules, non-management directors of the Board meet from time to time without the presence of management. The Chairman generally chairs these sessions.

Meeting Attendance

During 2019, there were 12 meetings of the Board. Each currently serving director attended at least 75% of the total meetings of the Board and committees of the Board of which the director was a member, during the time such person was a director. In addition to participation at Board and committee meetings, our directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the Chairman and Chief Executive Officer and others regarding matters of interest and concern to the Company.

We do not have a formal policy requiring members of the Board to attend the annual meeting, although all directors are strongly encouraged to attend. At the 2019 annual meeting of stockholders, all of the then current board members were present.

Risk Management

The Board has an active role, as a whole and also at the committee level, in overseeing management of our risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Compensation Committee of our Board is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee of our Board oversees management of financial risks. The Nominating and Corporate Governance Committee of our Board manages risks associated with the independence of the Board members and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

We believe that any risks arising from our policies and programs are not reasonably likely to have a material adverse effect on the Company. Our programs reflect sound risk management practices including:

•	Use of multiple compensation vehicles that provide a balance of long- and short-term incentives with fixed and variable components; and

•

Equity incentive awards that generally vest over several years, so while the potential compensation payable for equity incentive awards is tied directly to appreciation of our stock price, taking excessive risk for a short term gain is discouraged because it would not maximize the value of equity incentive awards over the long-term.

Criteria and Diversity

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees (other than the candidate nominated by 10X Fund L.P.), the Nominating and Corporate

Governance Committee will apply the criteria set forth in governance guidelines. These criteria include the candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all stockholders. Our guidelines specify that the value of diversity on the Board should be considered by the Nominating and Corporate Governance Committee in the director identification and nomination process. The Nominating and Corporate Governance Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

Report of the Audit Committee

The Audit Committee is responsible for providing independent, objective oversight of Galectin Therapeutics’ accounting functions and internal control over financial reporting. The Audit Committee has reviewed and discussed audited financial statements for Galectin Therapeutics with management. The Audit Committee also has discussed with Cherry Bekaert LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication With Audit Committees (as amended), which includes, among other items, matters related to the conduct of the annual audit of our Company’s financial statements. The Audit Committee has also received and reviewed the written disclosures and the letter from Cherry Bekaert LLP, as required by applicable requirements of the Public Company Accounting Oversight Board, regarding the communications by Cherry Bekaert LLP with the Audit Committee concerning independence, and has discussed with Cherry Bekaert LLP its independence from Galectin Therapeutics.

Based upon the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements of Galectin Therapeutics for the 2019 fiscal year be included in the Annual Report filed on Form 10-K for the year ended December 31, 2019.

By the Audit Committee of the Board of Directors of Galectin Therapeutic Inc.

Richard A. Zordani, Chair

Kevin D. Freeman

Kary Eldred

DIRECTOR COMPENSATION

The following table details the total compensation earned by our non-employee directors during the year ended December 31, 2019.

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards ($)(4)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Gilbert F. Amelio, Ph.D.	47,000	—	134,098	—	—	181,098
James C. Czirr	38,500	—	95,784	—	—	134,284
Kevin D. Freeman	46,000	—	153,255	—	—	199,255
Kary Eldred	42,500	—	95,784	—	—	138,284
Joel Lewis	—	55,000	134,098	—	—	189,098
Gilbert S. Omenn, M.D., Ph.D.	45,000	—	134,098	—	—	179,098
Marc Rubin, M.D.	38,500	—	95,784	—	—	134,284
Stephen Shulman (1)	35,675	—	95,784	—	—	131,459
Richard Uihlein	—	35,000	153,255	—	—	188,255

(1)	Mr. Shulman was not nominated for reelection to the board and his service ended on December 4, 2019.
(2)

Represents the grant date fair value of option awards based upon the Black Scholes valuation model made in 2019. Options were granted on January 16, 2019 and will vest in full on January 16, 2020. For a description of the assumptions used to determine these amounts, see Note 7 to the Notes to the Consolidated Financial Statements herein our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(3)	Excludes travel expense reimbursements.
(4)	Mr. Lewis and Mr. Uihlein elected to receive restricted stock in lieu of cash retainer for their service. The restricted shares vested in full on December 14, 2018.

Name	Number of Shares Subject to Option Awards Held as of December 31, 2019
Gilbert F. Amelio, Ph.D.	35,000
James C. Czirr	725,125
Kary Eldred	71,875
Kevin D. Freeman	134,839
Joel Lewis	97,250
Gilbert S. Omenn, M.D., Ph.D.	138,750
Marc Rubin, M.D.	74,565
Stephen Shulman	71,875
Richard Uihlein	86,875

TOTAL	1,436,154

For a more detailed description of the assumptions used for purposes of determining grant date fair value, see Note 7 to the Consolidated Financial Statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Stock-Based Compensation” included herein the Form 10-K for the 2019 fiscal year.

We also reimburse our directors for reasonable travel and other related expenses.

Pursuant to the Company’s cash compensation program for directors non-employee directors of the Company will receive an annual cash retainer of $35,000. Each Nominating and Corporate Governance

Committee member will receive an additional cash retainer of $3,500; each Compensation Committee member will receive an additional cash retainer of $5,000; and each Audit Committee member will receive an additional cash retainer of $7,500. In addition to the annual fee and committee membership retainers, the Nominating and Corporate Governance Committee Chairman will receive an annual cash retainer of $3,500; the Compensation Committee Chairman will receive an annual cash retainer of $5,000; and the Audit Committee Chairman will receive an annual cash retainer of $7,500. Additionally, in December 2016, the Board approved cash retainers of $3,500 to be paid to each member of the Board’s investor relation/public relations committee.

On January 16, 2019, stock option grants were made to non-employee directors which vest 100% on January 16, 2020. The Chairman was granted 40,000 stock options, the chairs of the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee were each granted 35,000 stock options and remaining non-employee directors were each granted 25,000 stock options.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2019 about the securities issued, or authorized for future issuance, under our equity compensation plans, consisting of our 2001 Stock Incentive Plan, our 2003 Non-Employee Director Stock Incentive Plan, our 2009 Incentive Compensation Plan and our 2019 Omnibus Equity Incentive Plan at December 31, 2019.

Plan Category	Number of Securities to be issued upon exercise of outstanding options	Weighted- average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,505,256	$4.45	4,000,000
Equity compensation plans not approved by security holders (1)	500,000	$7.02	—

Total	3,005,256	$4.88	4,000,000

(1)

Represents grants by our Board for stock options granted to employees and consultants that are outside of the stockholder approved compensation plans. The shares underlying these grants are not registered upon exercise and have six month holding restrictions under Rule 144 of the SEC.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee is responsible for creating and reviewing the compensation of the Company’s executive officers, as well as overseeing the Company’s compensation and benefit plans and policies and administering the Company’s equity incentive plans. The following Compensation Discussion and Analysis (“CD&A”) describes our 2019 executive compensation program and explains the Company’s compensation philosophy, policies, and practices, focusing primarily on the compensation of our named executive officers, or NEOs. This CD&A is intended to be read in conjunction with the tables that follow, which provide detailed historical compensation information for our following NEOs:

Name	Title
Harold H. Shlevin, Ph.D.	Chief Executive Officer and President
Jack W. Callicutt	Chief Financial Officer

Compensation Philosophy

The Company believes in providing a competitive total compensation package to its executives through a combination of base salary, annual performance bonuses, and long-term equity awards. The executive compensation program is designed to achieve the following objectives:

•	provide competitive compensation that will help attract, retain and reward qualified executives;

•	align executives’ interests with our success by making a portion of the executive’s compensation dependent upon corporate performance; and

•	align executives’ interests with the interests of stockholders by including long-term equity incentives.

The Compensation Committee believes that the Company’s executive compensation program should include annual and long-term components, including cash and equity-based compensation, and should reward consistent performance that meets or exceeds expectations. The Compensation Committee evaluates both performance and compensation to make sure that the compensation provided to executives remains competitive relative to compensation paid by companies of similar size and stage of development operating in the life sciences industry and taking into account the Company’s relative performance and its own strategic objectives.

Executive Compensation Review and Design

The Company has historically conducted a review of the aggregate level of its executive compensation, as well as the mix of elements used to compensate its NEOs. The Company has based this review primarily on the experience of the members of the Compensation Committee and our Board, many of whom sit on the boards of directors of, or have previously advised, numerous companies, including companies in the life sciences industry.

At our 2019 annual meeting of stockholders approximately 86% of our outstanding common stock voting on the matter voted in favor of the compensation of our NEOs, as disclosed in the proxy materials for the 2019 annual meeting. At our 2019 annual meeting, the holders of approximately 78% of our outstanding common stock voting on the matter voted in favor of holding the stockholder advisory vote every three years. As a result of such vote, our Board decided to hold the “Say-on-Pay” advisory vote every three years. Accordingly, the Company’s next “Say-on-Pay” advisory vote on the compensation of our NEOs will be held at our 2022 annual meeting of stockholders.

In 2014 and 2015, the Compensation Committee undertook a review of our compensation policies and practices and retained the compensation consulting firm of Barney & Barney LLC to provide compensation information and analysis with respect to the life science and healthcare industry and with respect to our peer companies within the industry. Barney & Barney LLC reviewed information from industry and other sources, surveys and databases, including publicly-available compensation information of other companies with which we compete, to gauge the competitiveness of our compensation programs. Barney & Barney LLC then reported its findings to the Compensation Committee, with recommendations to bring the Company’s executive compensation closer to the 50th percentile of the total compensation of our competitor companies. These findings continued to inform the Compensation Committee’s decisions on compensation in subsequent years, including 2019.

The Compensation Committee plans to use a compensation consultant in the future and to take into account publicly-available data relating to the compensation practices and policies of other companies within and outside our industry. For 2020 and future years, the Compensation Committee intends to benchmark its executive compensation program to target at least the 50th percentile of the total compensation programs of our competitor companies; however, adjusted as deemed to be in the best interest of the Company to assure retention of key employees as the Phase 3 clinical trial is designed and commenced.

Elements of Executive Compensation

The compensation program for the Company’s NEOs consists principally of three components:

•	base salary;

•	performance and retention bonuses;

•	long-term compensation in the form of equity-based awards.

Base Salary

Base salary is the only fixed-pay component in our executive compensation program. Base salaries for the NEOs are initially established through arm’s-length negotiation at the time the NEO is hired, taking into account such NEO’s qualifications, experience, prior salary, the scope of his or her responsibilities, and known competitive market compensation paid by other companies for similar positions within the industry. Base salaries are reviewed annually and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, and experience. In making decisions regarding salary increases, the Company may also draw upon the experience of members of the Compensation Committee and the Board of Directors, many of whom sit on the boards of directors of, or have previously advised, numerous companies, including companies in the life sciences industry. The Compensation Committee has not previously applied specific formulas to determine increases. This strategy is consistent with the Company’s intent of offering base salaries that are cost-effective while remaining competitive.

In June 2018 after the resignation of Dr. Traber from his position as Chief Executive Officer, President and Chief Medical Officer, the Compensation Committee reviewed the base salaries of our NEOs, taking into account the considerations described above. As a result, as a result of his election as Chief Executive Officer and President, Dr. Shlevin’s base salary was adjusted to $500,000 effective June 6, 2018. As a result of his election to Secretary, Mr. Callicutt’s base salary was adjusted to $285,000.

Name	2019 Base Salary	2018 Base Salary
Harold H. Shlevin, Ph.D.	$500,000	$500,000
Jack W. Callicutt	$285,000	$285,000

For 2019, the Compensation Committee made no adjustments to the base salaries of our NEO’s.

Performance Bonuses

In addition to the payment of base salaries, the Company believes that annual performance bonuses can play an important role in providing appropriate incentives to its NEOs to achieve the Company’s strategic objectives. In prior years, performance bonuses were awarded based on the Company’s Employee Short-Term and Long-Term Incentive Program (the “Program”), which was adopted for executives and employees of the Company. The Program is a performance-based program and was adopted in recognition of the importance of aligning executive and employee interests with that of our stockholders. Our Program is designed to reward the efforts of our executives and employees and to be competitive in attracting and retaining them. There are two elements of the Program: (1) a short-term incentive in the form of cash bonuses and (2) a long-term incentive in the form of stock option grants. The cash bonus incentive is targeted to be up to 30% to 50% of the NEO’s base salary as of the end of the applicable year. Half of each NEO’s annual performance bonus is based upon achievement of the Company’s documented performance objectives for the year and the other half is based upon achievement of individual performance objectives set for the year. The 2019 performance bonuses were paid in January 2020.

Name	Performance Bonus Amount	Awarded Amount As % of Base Salary
Harold H. Shlevin, Ph.D.	$215,625	43%
Jack W. Callicutt	$90,950	32%

In 2018, the Board approved potential cash incentive bonuses (the “Transaction Bonuses”) applicable only to employees who were employed by the Company on January 1, 2018, including Harold H. Shlevin and Jack W. Callicutt. The potential Transaction Bonuses are payable in connection with a Transaction (as defined below). A “Transaction” is (i) any licensing, development, partnership, or similar arrangements relating to any of the Company’s drug candidates (a “Partnership Transaction”) or (ii) the acquisition of the Company or any of its material assets (an “Acquisition Transaction”). The amounts payable pursuant to the Transaction Bonuses will be equal to 10% of the recipient’s base salary for each $50 million payable to the Company or the Company’s shareholders, as applicable, pursuant to the Transaction to the extent paid in cash or marketable securities, up to a maximum payment of 300% of base salary. If Transaction is a Partnership Transaction and payments to the Company are deferred or otherwise made over time, the amount of the Transaction Bonuses will be based on the Board’s reasonable estimate of the value of the Transaction. To be entitled to receive a Transaction Bonus, if the Transaction is an Acquisition Transaction, an individual must be employed by the Company on the date the Transaction is consummated, or, if the Transaction is a Partnership Transaction, an individual must be employed by the Company on the date that the definitive transaction agreement(s) are executed. No Transaction Bonuses were earned in 2019.

Additionally, the Board also approved retention bonuses payable to certain employees of the Company, including Dr. Shlevin and Mr. Callicutt, equal to 25% of such employee’s base salary (the “Retention Bonuses”) if such employees remained employed by the Company on each of June 30, 2019, December 31, 2019, June 30, 2020 and December 31, 2020 and based upon the annualized salary level in effect on such date.

Name	Retention Bonus Amount	Awarded Amount As % of Base Salary
Harold H. Shlevin, Ph.D.	$250,000	50%
Jack W. Callicutt	$142,500	50%

Long-Term Incentive Compensation

The Company believes that by providing its NEOs the opportunity to increase their ownership of Company stock, the interests of its NEOs will be more closely-aligned with the best interests of the Company’s stockholders and it will encourage long-term performance. The stock awards enable the NEOs to participate in the appreciation in the value of the Company’s stock, while personally participating in the risks of business setbacks.

Under the long-term incentive portion of the Program, the NEOs are granted options based upon achievement of the Company performance and individual performance objectives and rank in the Company. All option grants under the Program have been made under the 2009 Incentive Compensation Plan.

On January 16, 2019, the NEOs were awarded the options noted below based on 2018 performance. Of the options, 25% vest on each of June 30, 2019, December 31, 2019, June 30, 2020 and December 31, 2020. The exercise price of the options is set at the closing price of our stock as of the grant date.

Name	Grant Date	Number of Securities Underlying Options	Exercise Price
Harold H. Shlevin, Ph.D.	1/16/2019	70,000	$4.72
Jack W. Callicutt	1/16/2019	50,000	$4.72

Material Terms of Employment Contracts of Named Executive Officers

Set forth below are descriptions of the principal terms of the employment agreements for each of our NEOs. Each employment agreement provides for post-termination restrictive covenants and payments due upon termination of employment or change in control of the Company, which is provided in further detail under the section entitled “Potential Payments Upon Termination or Change in Control.”

Harold H. Shlevin, Ph.D., Chief Executive Officer

We entered into an amended and restated employment agreement with Dr. Shlevin on December 11, 2014. The agreement provides for an initial term from December 11, 2014 through December 31, 2015, and automatically renews for additional one-year periods, unless otherwise terminated by either party. In accordance with the terms of the agreement, Dr. Shlevin received a base salary of $230,000 per year beginning in 2015 and received an annual performance bonus based on attainment of one or more pre-established individual and/or Company performance goals established by the Compensation Committee. Effective March 31, 2015, Dr. Shlevin’s annual base salary was increased to $250,000 and was increased again to $260,000 in February 2016. Dr. Shlevin’s target performance bonus opportunity in a given year may not be less than 30% of his base salary in such year.

On June 8, 2018, we entered into a first amendment to the employment agreement with Dr. Shlevin in recognition of his appointment as Chief Executive Officer and President of the Company. In accordance with the amendment, Dr. Shlevin will receive a base salary of $500,000, was granted 35,000 stock options as noted above, and his target bonus opportunity was increased to 50% of his base salary.

Jack W. Callicutt, Chief Financial Officer

We entered into an employment agreement with Mr. Callicutt dated July 1, 2013 (the “Callicutt Employment Agreement”), in conjunction with Mr. Callicutt’s appointment as our Chief Financial Officer. Pursuant to the terms of the Callicutt Employment Agreement, Mr. Callicutt received an initial base salary of $175,000 and was eligible to receive a performance bonus equal to 20% of his base salary. Effective March 31, 2015, Mr. Callicutt’s annual base salary was increased to $240,000, and his annual base salary was increased again to $260,000 in February 2016. In June 2018, Mr. Callicutt’s annual base salary increased to $285,000. He also received a signing bonus of $10,000. In addition to his cash compensation, the Company awarded Mr. Callicutt a grant of options to purchase 200,000 shares of the Company’s Common Stock at an exercise price equal to the closing price of the Company’s Common Stock on July 1, 2013, with 25,000 shares vesting on December 31, 2013, 50,000 shares vesting on December 31, 2014, 50,000 shares vesting on December 31, 2015 and 75,000 shares vesting on December 31, 2016. The options were granted pursuant to the 2009 Incentive Compensation Plan and expire ten years after the date of grant.

On August 11, 2017, we entered into an amendment to the Callicutt Employment Agreement with Mr. Callicutt (the “Amendment”). Pursuant to the Amendment, (i) Mr. Callicutt’s target bonus opportunity was increased to 30% of his base salary and (ii) an error in the severance provision of the Callicutt Employment Agreement was corrected. Prior to the Amendment, the Callicutt Employment Agreement did not provide for any severance if Mr. Callicutt’s employment was terminated by the Company “without cause,” or by Mr. Callicutt for “good reason” after the date that was 24 months after the Commencement Date.

Employee Benefits & Perquisites

From time to time, the Company has provided the NEOs with employee benefits and perquisites that our Board believes are reasonable. Our NEOs are eligible to participate in the same broad-based employee benefit plans that are offered to our other employees, such as health insurance, disability insurance, life insurance and a 401(k) plan. These benefits are provided as part of the basic conditions of employment for all of our employees, and therefore providing them to our NEOs does not represent a significant incremental cost to us. The Company does not view employee benefits and perquisites as a significant element of its comprehensive compensation structure, but does believe they can be useful in attracting, motivating, and retaining the executive talent for which the Company competes. The Company believes that these additional benefits may assist the NEOs in performing their duties and provide time efficiencies for the NEOs in appropriate circumstances, and the Company may consider providing additional employee benefits and perquisites in the future. All future practices regarding employee benefits and perquisites will be approved and subject to periodic review by the Compensation Committee.

COMPENSATION COMMITTEE REPORT

The following report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by us under the Securities Act of 1933, as amended, or the Exchange Act.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Gilbert S. Omenn, M.D., Ph.D., Chairman

Gilbert F. Amelio, Ph.D.

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation paid to our NEOs for the fiscal years ended December 31, 2019, 2018 and 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Harold H. Shlevin, Ph.D.,	2019	500,000	465,625	268,196	72,686	(3)	1,306,507
Chief Executive Officer & President	2018	395,833	375,000	891,113	68,869	(4)	1,730,815
	2017	260,000	91,163	—	53,992	(5)	405,155

Jack W. Callicutt,	2019	285,000	233,450	191,568	68,105	(6)	778,123
Chief Financial Officer	2018	275,278	213,750	715,319	62,150	(7)	1,266,497
	2017	260,000	91,163	—	54,848	(8)	406,011

(1)

Retention Bonuses for 2019 were paid in July 2019 and January 2020, Performance Bonuses for 2019 were paid in January 2020. Bonuses for 2018 were paid in January 2019. Bonuses for 2017 were paid in February 2018.

(2)

Represents the aggregate grant date fair value of option awards made during 2019, 2018 and 2017 computed in accordance with the Stock Compensation Topic of the FASB ASC, as modified of supplemented. Fair value was calculated using the Black-Scholes options pricing model. For a description of the assumptions used to determine these amounts, see Note 7 of the Notes to the Consolidated Financial Statements in our Annual Reports on Form 10-K (or Form 10-K/A, as applicable) for the fiscal years ended December 31, 2019, 2018 and 2017.

(3)	Includes $61,486 for health and other insurance and $11,200 for 401(k) plan contributions.
(4)	Includes $60,634 for health and other insurance and $8,235 for 401(k) plan contributions.
(5)	Includes $45,927 for health and other insurance and $8,065 for 401(k) plan contributions.
(6)	Includes $56,905 for health and other insurance and $11,200 for 401(k) plan contributions.
(7)	Includes $51,910 for health and other insurance and $10,240 for 401(k) plan contributions.
(8)	Includes $46,765 for health and other insurance and $8,083 for 401(k) plan contributions.

GRANTS OF PLAN-BASED AWARDS IN 2019

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Harold H. Shlevin, Ph.D.	01/16/2019	(1)								70,000	$4.72	$268,196	(2)
Jack W. Callicutt	01/16/2019	(1)								50,000	$4.72	$191,568	(2)

(1)	Grants of stock options under our 2009 Incentive Compensation Plan in accordance with the Program.
(2)

Represents the grant date fair value of option awards based upon the Black Scholes valuation model made in 2018. For a description of the assumptions used to determine these amounts, see footnote 7 to the Notes to the Consolidated Financial Statements included in this Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2019

The following table sets forth information regarding all outstanding equity awards held by the NEOs at December 31, 2019. The exercise price of the options is set at the closing price of our stock at the date prior to or as of the date of grant. Outstanding options have been approved by our Compensation Committee and our Board.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Harold H. Shlevin, Ph.D.	38,000	(1)	—			13.38	01/21/2024	—	—	—	—
	90,000	(2)	—			5.87	01/15/2028
	90,000	(3)	—			4.16	05/22/2028
	35,000	(3)	—			6.17	06/08/2028
	35,000	(4)	35,000	(4)		4.72	01/16/2029

Jack W. Callicutt	26,000	(1)	—			13.38	01/21/2024	—	—	—	—
	8,706	(5)	—			1.37	01/20/2026
	90,000	(2)	—			5.87	01/15/2028
	90,000	(3)	—			4.16	05/22/2028
	25,000	(4)	25,000	(4)		4.72	01/16/2029

(1)	25% of the options vested on January 21, 2014, the grant date with the remainder vested ratably on a monthly basis over a three-year period.
(2)	25% of the options vested on January 15, 2018 (grant date), 25% vested on June 30, 2018, and 50% vested on December 31, 2018.
(3)	25% of the options vested on June 30, 2018, 25% vested on September 30, 2018, and 50% vested on December 31, 2018.
(4)	25% of the options vested on June 30, 2019, 25% vested on December 31, 2019, 25% vest on June 30, 2020, and 25% vest on December 31, 2020.
(5)	25% of the options vested on January 29, 2015, the grant date with the remainder vested ratably on a monthly basis over a three-year period.

Option Exercises and Stock Vested Table in 2019

The following table sets forth the number of shares and value realized by the named executive officers during 2019 on the exercise of stock options and the vesting of restricted stock (or restricted stock units).

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Harold H. Shlevin, Ph.D.	8,706	22,113	—	—
Jack W. Callicutt	—	—	—	—

(1)

The value realized on the exercise of options was calculated by multiplying the number of options exercised on the applicable exercise date by the difference between the closing market price of the shares on such date and the exercise price of the options.

(2)

The value realized on the vesting of restricted stock (or restricted stock units) was calculated by multiplying the number of shares vesting on the applicable vesting date by the closing market price of the shares on such date.

Pension Benefits

None of our NEOs are covered by a pension plan or similar benefit plan that provides for payment or other benefits at, following, or in connection with retirement.

Nonqualified Deferred Compensation

None of our NEOs are covered by a deferred contribution or other plan that provides for the deferral of compensation on a basis that is not tax qualified.

Potential Payments Upon Termination or Change in Control

This section describes the limited benefits that would be provided to our NEOs under our executive compensation plans upon a change of control of the Company or following termination of employment (provided, in some cases further described below, the termination must be a “separation from service” as defined in Code Section 409A). We also provide a table below showing the potential benefits payable to each of our NEOs upon a change of control of the Company or following termination of employment as of December 31, 2019.

2009 Incentive Compensation Plan

Under our 2009 Incentive Compensation Plan, the options we have granted will become immediately vested and exercisable upon a change of control. Upon termination of employment for cause, all outstanding options immediately terminate. Options remain exercisable for one year following termination due to the executive’s death or disability or retirement, or for twelve months after termination for any other reason other than for cause.

Under the 2009 Incentive Compensation Plan, change of control is defined as:

(1)

the acquisition of beneficial ownership of 50% or more of either the value of then outstanding equity securities of the Company or the combined voting power of our securities, except for any acquisition directly from us, any acquisition by us or any person that owns a controlling interest in the Company, or any acquisition by any of our employee benefit plans;

(2)

during any period of three consecutive years, a majority of the Board is no longer comprised of individuals who, as of the beginning of that period, constituted our Board and individuals whose nomination for election was approved by the Board;

(3)

a reorganization, merger, statutory share exchange or consolidation or similar transaction, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or equity of another entity by the Company, in each case unless (i) substantially all of the owners, respectively, of our outstanding shares of Common Stock or the combined voting power of our securities immediately before the transaction beneficially own more than 50% of, respectively, the Common Stock and the combined voting power of the securities of the resulting corporation, in substantially the same proportions as their ownership immediately prior to the transaction, (ii) no person owns 50% of, respectively, the Common Stock and the combined voting power of the securities of the resulting corporation, unless such ownership existed prior to the transaction and (iii) at least a majority of the members of the board of directors of the resulting entity were members of the Board of Directors of the Company at the time of the execution of the initial agreement or of the action of the Board providing for such transaction ; or

(4)	approval by the stockholders of a complete liquidation or dissolution of the Company.

“Disability” is defined as a permanent and total disability (within the meaning of Code Section 22(e)), as determined by a medical doctor satisfactory to the Compensation Committee.

“Cause” means (i) the failure by the executive to perform, in a reasonable manner, his or her duties as assigned by the Company, (ii) any violation or breach by the executive of his or her employment, consulting or other similar agreement with the Company, if any, (iii) any violation or breach by the executive of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company, (iv) any act by the executive of dishonesty or bad faith with respect to the Company, (v) use of alcohol, drugs or other similar substances in a manner that adversely affects the executive’s work performance, or (vi) the commission by the executive of any act, misdemeanor, or crime reflecting unfavorably upon the executive or the Company.

2009 Incentive Compensation Plan

The 2019 Equity Incentive Plan does not automatically accelerate vesting upon a Change in Control. Instead, it provides that any unvested award will be canceled upon closing of a merger, consolidation or sale of substantially all of the stock of the Company, unless the award is assumed by the surviving company, replaced with an equivalent award granted by the surviving company or the Company’s Compensation Committee exercises discretion to accelerate the vesting of any such awards connection with such transaction.

Potential Payments Upon Termination or Change of Control Under Our Named Executive Officers’ Employment Contracts

Harold H. Shlevin, PhD

Dr. Shlevin’s employment agreement provides that he shall receive severance equal to nine months of his then base salary paid in a lump sum, medical coverage for the remaining portion of the term of his agreement and a lump sum payment of a portion of the performance bonus for the then-current year based on the number of days elapsed in the year if his employment is terminated (i) by the Company “without cause,” (ii) by Dr. Shlevin for “good reason,” or (iii) following a “change of control” (as defined in his agreement). If his employment is terminated “for cause”, subject to “cure rights” in certain instances, he is not entitled to severance. If the agreement is terminated within 12 months after a change of control by the Company “without cause,” or by Dr. Shlevin for “good reason,” Dr. Shlevin is entitled to receive severance equal to 24 months’ salary paid in a lump sum, medical coverage for the remaining portion of the term of his agreement and immediate vesting of all unvested options.

The agreement provides that during its term Dr. Shlevin shall not engage in any business competitive with the Company. Following termination of employment, Dr. Shlevin shall not, for 18 months (i) solicit customers or employees of the Company or (ii) render services to any “competing business” (as defined in the agreement). The agreement also contains provisions binding on Dr. Shlevin with respect to protection of our confidential information.

Jack W. Callicutt

Under the Callicutt Employment Agreement, as amended by the Amendment (as such terms are defined on pg. 24 above), if Mr. Callicutt’s employment is terminated by the Company “without cause,” or by Mr. Callicutt for “good reason,” (as such terms are defined in the Callicutt Employment Agreement, as amended) he shall receive severance equal to: 3 months’ base salary if such termination occurred within 12 months of July 1, 2013

(the “Commencement Date”); 6 months’ base salary if such termination occurred between 12 and 18 months after the Commencement Date; 9 months’ base salary if such termination occurs after 18 months after the Commencement Date, plus, in each case, a portion of the performance bonus for the then-current year based on the number of days elapsed in the year. If Mr. Callicutt’s employment is terminated “for cause”, subject to “cure rights” in certain instances, he is not entitled to severance. If the Callicutt Employment Agreement, as amended, is terminated within 12 months after a change of control by the Company “without cause,” or by Mr. Callicutt for “good reason,” Mr. Callicutt shall receive severance equal to 12 months’ base salary, a portion of the performance bonus for the then-current year based on the number of days elapsed in the year and immediate vesting of all unvested options.

The Callicutt Employment Agreement, as amended, provides that during its term, Mr. Callicutt shall not engage in any business competitive with the Company. Following termination of employment, Mr. Callicutt shall not, for 18 months (i) solicit customers or employees of the Company or (ii) render services to any “competing business” (as defined in the agreement). The Callicutt Employment Agreement also contains provisions binding on Mr. Callicutt with respect to protection of our confidential information.

The following table sets forth the potential benefits payable to our NEOs pursuant to the arrangements described above, assuming termination of employment or a change of control had occurred on December 31, 2019.

Benefit/Plan/Program	Harold H. Shlevin, Ph.D.	Jack W. Callicutt
Options (1)	$0	$0
Employment Agreement Change of Control Severance (2)	$500,000	$285,000
Employment Agreement Termination Severance (3)	$375,000	$213,750
Total value upon a change of control (4)	$500,000	$285,000
Total value upon termination of employment due to death or disability (5)	$0	$0

(1)

Amounts represent the potential value of unvested stock options held by the NEOs under the 2009 Incentive Compensation Plan that would have vested upon a change of control or upon termination of employment by reason of death or disability on December 31, 2019, based on a price of $2.67 per share, the closing price of our Common Stock on December 31, 2019.

(2)	Represents the amount of the severance and bonus payments that would have been payable to each participant upon a change of control on December 31, 2019.
(3)

Represents the amount of the severance and bonus payments that would have been payable to each participant upon a termination of employment by the Company without “cause” or by the executive for “good reason”.

(4)

Reflects the sum of (1) the value of accelerated vesting of options; (2) the value of shares of Common Stock received upon partial vesting of unvested performance shares; and (3) severance and bonus payments that would have been payable to each participant upon a change of control, in each case as of December 31, 2019.

(5)	Reflects the amounts payable under the executive’s employment agreement as a result of termination of employment due to death or disability as of December 31, 2019.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed Cherry Bekaert LLP as our independent auditors for the fiscal year ending December 31, 2020. We expect that a representative from Cherry Bekaert LLP will be present at the 2020 Annual Meeting, and accordingly, the representative will be given the opportunity to make a statement and respond to any questions.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CHERRY BEKAERT LLP, AS GALECTIN THERAPEUTICS’ INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

FEES PAID TO CHERRY BEKAERT LLP

	Fiscal Year 2019	Fiscal Year 2018
Audit Fees (1)	$161,000	$155,000
Audit-Related Fees (2)	22,000	23,300
Tax Fees	16,800	16,400
All Other Fees	—	—
Total Fees	$199,800	$191,700

(1)

Audit Fees.    These are fees for professional services for the audit of our annual financial statements dated December 31, 2019 and 2018 and the and the effectiveness of internal control over financial reporting for the Company as of December 31, 2019 and 2018 included in our Annual Reports on Form 10-K for fiscal years then ended, and review of financial statements included in our Quarterly Reports on Form 10-Q for each fiscal quarter during the 2019 and 2018 fiscal years.

(2)

Audit-Related Fees.    These are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including financial disclosures made in our equity finance documentation and registration statements filed with the SEC that incorporate financial statements and the auditors’ report thereon and reviewed with our Audit Committee on financial accounting/reporting standards.

The Audit Committee has considered whether the provision of non-core audit services to Galectin Therapeutics by Cherry Bekaert LLP is compatible with maintaining independence.

Pre-Approval Policy and Procedures

The Audit Committee of our Board of Directors has adopted policies and procedures which set forth the manner in which the Committee will review and approve all services to be provided by the independent auditor before the auditor is retained to provide such services. The policy requires Audit Committee pre-approval of the terms and fees of the annual audit services engagement, as well as any changes in terms and fees resulting from changes in audit scope or other items. The Audit Committee also pre-approves, on an annual basis, other audit services, and audit-related and tax services set forth in the policy, subject to estimated fee levels, on a project basis and aggregate annual basis, which have been pre-approved by the Committee.

All other services performed by the auditor that are not prohibited non-audit services under SEC or other regulatory authority rules must be separately pre-approved by the Audit Committee. Amounts in excess of pre-approved limits for audit services, audit-related services and tax services require separate pre-approval of the Audit Committee.

Our Chief Financial Officer reports quarterly to the Audit Committee on the status of pre-approved services, including projected fees. All of the services reflected in the above table were approved by the Audit Committee.

PROPOSALS OF STOCKHOLDERS

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing to our Corporate Secretary at 4960 Peachtree Industrial Blvd., Suite 240, Norcross, GA 30071. With respect to proposals made pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, the proposal must be received by our Corporate Secretary by June 21, 2021 for inclusion in our proxy statement and form of proxy. In addition, all stockholder proposals submitted outside of the stockholder proposal rules promulgated pursuant to Rule 14a-8 under the Exchange Act, including nominations of director candidates, must be received by our Corporate Secretary by no later than September 4, 2021 nor earlier than August 5, 2021, in order to be considered timely.

Notwithstanding the foregoing, if the date of the 2021 annual meeting of stockholders is scheduled to take place on a date that is more than 30 calendar days from the one year anniversary of the 2020 Annual Meeting of Stockholders, then we will promptly disclose, by filing a current report on Form 8-K, the date by which a nominating stockholder or nominating-stockholder group must submit a proposal to us (i) pursuant to Rule 14a-8 promulgated under the Exchange Act or (ii) outside of the stockholder proposal rules promulgated pursuant to Rule 14a-8 under the Exchange Act, including nominations of director candidates.

You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

ANNUAL REPORT

Our Annual Report on Form 10-K, filed with the SEC for the fiscal year ended December 31, 2019, may be obtained by our stockholders without charge, upon written request to our Corporate Secretary. You may also download a copy of our Annual Report on Form 10-K by vising our corporate website at investor.galectintherapeutics.com/financial-information or at www.proxyvote.com.

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is called “householding.” This reduces the volume of duplicate information received at your household and helps to reduce costs. We may “household” your materials based on your prior express or implied consent. A number of brokerage firms have instituted householding. Once a stockholder has received notice from his or her broker that the broker will be householding communications to the stockholder’s address, householding will continue until the stockholder is notified otherwise or until one or more of the stockholders revokes his or her consent.

If you would like to receive your own set of our proxy statement and related materials now or in the future, or if you share an address with another Galectin Therapeutics stockholder and together both of you would like to receive only a single set of our proxy materials in the future, please contact your broker (if you hold your shares in “street name”). Be sure to indicate your name, the name of your brokerage firm or bank, and your account number(s). You can also request prompt delivery of a copy of the proxy statement and related materials by contacting our Corporate Secretary at Galectin Therapeutics, 4960 Peachtree Industrial Blvd., Suite 240, Norcross, GA 30071, Attention: Corporate Secretary; telephone: 678-620-3186; e-mail: callicutt@galectintherapeutics.com.

By Order of the Board of Directors

Jack W. Callicutt
Chief Financial Officer and Corporate Secretary

HOW TO ATTEND THE 2020 ANNUAL MEETING

This year our annual meeting will be a virtual online-only meeting. There will be no physical meeting location. The meeting will only be conducted via live webcast. To participate in the 2020 Annual Meeting, visit www.virtualshareholdermeeting.com/GALT2020 and enter the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 10:45 a.m. Eastern Standard Time on December 3, 2020. The meeting will begin promptly at 11:00 a.m. Eastern Standard Time on December 3, 2020.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

If you want to submit question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/GALT2020, type your question into the “Ask a Question” field, and click “Submit.” Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to meeting matters and therefore will not be answered. The 2020 Annual Meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. If you encounter any difficulties accessing the 2020 Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page at www.virtualshareholdermeeting.com/GALT2020.

GALECTIN THERAPEUTICS INC.

4960 PEACHTREE INDUSTRIAL BLVD., SUITE 240

NORCROSS, GA 30071

ATTN: JACK CALLICUTT

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/GALT2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D25343-P45434	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GALECTIN THERAPEUTICS INC.
The Board of Directors recommends a vote “FOR” the listed nominees.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

			☐	☐	☐
1.	ELECTION OF DIRECTORS

	01) Gilbert F. Amelio, Ph.D.	07) Marc Rubin, M.D.
	02) James C. Czirr	08) Elissa J. Schwartz, Ph.D.
	03) Kary Eldred	09) Harold H. Shlevin, Ph.D.
	04) Kevin D. Freeman	10) Richard E. Uihlein
	05) Joel Lewis	11) Richard A. Zordani
06) Gilbert S. Omenn, M.D.

The Board of Directors recommends you vote FOR the following proposal:							For	Against	Abstain
2.	To ratify the selection by the Audit Committee of the Board of Directors of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.						☐	☐	☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the

2020 Annual Meeting of Stockholders of Galectin Therapeutics Inc.

to be held virtually via the internet at www.virtualshareholdermeeting.com/GALT2020 on December 3, 2020 at 11:00 A.M. Eastern Standard Time.

The Proxy Statement and Annual Report to Stockholders are available at:

http://www.galectintherapeutics.com

To Vote Your Proxy

Mark, sign and date your Proxy Card on the reverse side, and return it in the postage-paid envelope provided.

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D25344-P45434

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

GALECTIN THERAPEUTICS INC.

The undersigned appoints Jack W. Callicutt and Joel Lewis and each of them, as proxies, each with the power of substitution, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of voting stock of Galectin Therapeutics Inc. held of record by the undersigned at the close of business on October 13, 2020 at the 2020 Annual Meeting of Stockholders to be held virtually via the internet at www.virtualshareholdermeeting.com/GALT2020 on December 3, 2020 at 11:00 a.m. Eastern Standard Time or at any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED FOR THE PROPOSALS, EACH PROPOSAL WILL BE VOTED “FOR” THE PROPOSAL.

(Continued and to be marked, dated and signed, on the other side)